Preliminary Prospectus, Subject to Completion dated May 9, 2000






                  Friedlob Sanderson Paulson & Tourtillott, LLC
                          1400 Glenarm Place, Suite 300

                           Denver, Colorado 80202-5099

                                   May 9, 2000

via EDGAR

Securities and Exchange Commission
ATTN:  Filing Desk

450 Fifth Street, NW
Judiciary Plaza
Washington, DC  20549

Re:       Enercorp, Inc. ("Enercorp")

Ladies and Gentlemen:

         Transmitted with this letter for filing is Amendment No. 2 to Enercorp's Registration Statement on Form S-3 covering the resale by certain selling securityholders named in the Registration Statement of certain shares of the Enercorp's common stock. Manually executed signature pages and consents have been executed prior to the time of this filing and will be retained by Enercorp in accordance with Rule 302 of Regulation S-T. One courtesy copy of the Amendment No. 2 to Form S-3 marked to show the changes made in response to comments have been sent to Lily Chiu at the Division of Corporate Finance.

         Enercorp has supplied us with the following responses to the comments communicated by you in our May 1, 2000 telephone conference regarding the Registration Statement.

          1. Comment one requested a modification of the language used in the risk factor concerning the competition of Enercorp's Investee
               Companies. The identified language was changed to language mutually agreed upon in the May 1, 2000 telephone conference and is included on page 5.

          2. Comment 2 requested the correction of a typo in the litigation risk factor for Enercorp and this correction is included on page 5.

          3. Comment 3 requested the inclusion of the commission file number and date filed for the third footnote (***) in Item 16 EXHIBITS, the appropriate information has been added to the footnote.

         Furthermore, on behalf of our client, Enercorp, and pursuant to Rule 461(a) under the Securities Act of 1933, as amended , we hereby request acceleration of the effective date of its Registration Statement on Form S-3 under said Act (Registration No. 333-89627) so that the same will be declared effective on May 10, 2000 or as soon thereafter as practicable.

         If you have any questions regarding the above responses or acceleration request, please contact either John Kellogg or me at (303) 571-1400.

                                                    Very truly yours,

                                                   /s/ Timothy R. Spiel
                                                   -----------------------------
                                                   Timothy R. Spiel
                                                   For the Firm

Attachments

cc: Robert R. Hebard, Chairman of the Board, Chief Executive Officer, President, Treasurer and Director, Enercorp, Inc.
Hirsch Silberstein & Subelsky, P.C.
J.L. Stephen Co, PC

As filed with the Securities and Exchange Commission on May 9, 2000 Registration No. 333-89627





                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                           AMENDMENT No. 2 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




                                 ENERCORP, INC.
                 (Exact name of Registrant specified in charter)

  COLORADO                                                  84-0768802
  (State or other                                          (I.R.S. Employer
   jurisdiction of                                          Identification No.)
   incorporation or
   organization)


                             7001 Orchard Lake Road

                                    Suite 424

                         West Bloomfield, Michigan 48322

                                 (248) 851-5651

 (Address, including zip code, and telephone number,including area code,
                    Registrant's principal executive offices)

                                ROBERT R. HEBARD
                             CHIEF FINANCIAL OFFICER

                             7001 Orchard Lake Road

                                    Suite 424

                         West Bloomfield, Michigan 48322

                                 (248) 851-5651

 (Name, address and telephone number, including area code, of agent for service)

          Copies of communication, including all communication sent to the agent for service, should be sent to:



                              JOHN W. KELLOGG, ESQ.
                             TIMOTHY R. SPIEL, ESQ.
                  FRIEDLOB SANDERSON PAULSON & TOURTILLOTT, LLC
                          1400 GLENARM PLACE, SUITE 300
                             DENVER, COLORADO 80202
                                 (303) 571-1400



 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ___

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ___

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check this following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ___

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

-------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
  Title of each class of     Amount to     Proposed     Proposed    Amount of
securities to be registered     be         Maximum       Maximum   Registration
                            Registered     Offering     Aggregate      Fee
                                          Price Per     Offering
                                            Share         Price

                                             (1)

-------------------------------------------------------------------------------
Common Stock, no par value      105,000     $2.81       $295,050         $82
-------------------------------------------------------------------------------
TOTAL                           105,000     $2.81       $295,050         $82
-------------------------------------------------------------------------------

(1) In accordance with Rule 457(c) the average of the high and low price of Enercorp common stock as quoted on the Over-The-Counter Bulletin Board on Friday, October 15, 1999.

--------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as The Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      --------------------

--------------------------------------------------------------------------------
   An investment in the stock of Enercorp involves a high degree of risk. The shares should only be purchased by persons who can afford a complete loss. See
                            "Risk Factors" beginning

                                   on page 3.
--------------------------------------------------------------------------------


                                   Prospectus

                                 ENERCORP, INC.
                             7001 Orchard Lake Road

                                    Suite 424

                         West Bloomfield, Michigan 48322

                                 (248) 851-5651

105,000 Shares of Common Stock to be Offered and Sold by Selling Securityholders


      This is a public offering of shares of common stock of Enercorp, Inc. ("Enercorp") by the selling securityholders identified on pages 11-12 of this prospectus. The selling securityholders will offer the shares from time to time at prevailing market prices. Enercorp will not receive any of the proceeds from the offering.

      Enercorp's common stock trades on the Over-The-Counter Bulletin Board under the symbol ENCP.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is truthful or complete. A representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


       Preliminary Prospectus, Subject to Completion dated May 9, 2000

                 The date of this Prospectus is May 9, 2000



                                Table of Contents

Risk factors                                                                -3-


Where you can find more information                                         -7-



Forward-looking statements                                                  -8-


Information about Enercorp, Inc.                                            -8-

Recent developments                                                        -11-

Use of proceeds                                                            -11-

Description of the offering                                                -11-


Selling securityholders                                                    -12-


Plan of distribution                                                       -12-

Description of the securities                                              -14-

Indemnification provided in connection with the offering by the selling
securityholders                                                            -15-

Legal matters                                                              -15-

Experts                                                                    -16-

                                  Risk Factors

      Prospective   investors  should  consider  carefully  the  following  risk factors, as well as the other information contained in this prospectus, before making an investment in the common stock of Enercorp.

    Enercorp Will Need Additional Capital; However, It is Uncertain Whether
                      Continued Financing Will Be Available

      Enercorp's ability to carry out its business strategy and expand its investments greatly depends on its ability to obtain additional loans. Enercorp has no commitments for borrowing other than its current loan obligations. Enercorp may not be successful in consummating any future financing transactions on terms satisfactory to Enercorp, if at all. Factors which could affect Enercorp's access to capital, or the costs of such capital, include changes in interest rates, general economic conditions and the perception in the capital markets of Enercorp's business, results of operations, leverage, financial condition and business prospects. Each of these factors is to a large extent subject to economic, financial and competitive factors beyond Enercorp's control. In addition to restrictions imposed by law, covenants in Enercorp's current and future credit facilities may significantly restrict Enercorp's ability to incur additional indebtedness and to issue preferred stock. Enercorp's ability to repay its outstanding indebtedness may depend on its ability to refinance that indebtedness, which may be difficult if Enercorp does not have access to the capital markets for the sale of additional debt or equity securities through public offerings or private placements on terms reasonably satisfactory to Enercorp.

   Enercorp Has Substantial Bank Indebtedness Which is Subject to Fluctuating
                                 Interest Rates

     Enercorp has significant bank indebtedness that bears interest at rates that fluctuate with the prime rate. Enercorp would be adversely affected by any significant increase in the prime rate and, additionally, Enercorp could experience:

      o lower cash flows
      o less liquidity
      o trouble meeting debt requirements


  Enercorp's Borrowing Against its Bank Credit is Approaching its Maximum Limit and the Bank Holds Substantially All of Enercorp's Securities of Its Investee
                             Companies as Collateral

      Enercorp's borrowing against its bank credit lines are approaching the maximum advances under its loan agreement. Enercorp may not be able to extend this credit line to a higher amount and may have to sell some of the portfolio securities of its investee companies to pay down the debt. In addition, the bank holds substantially all of Enercorp's investee company securities as collateral and it is up to the bank whether the collateral is released to allow for sale or distribution of the securities of the investee companies.

       Preliminary Prospectus, Subject to Completion dated May 9, 2000


    Investment in Business Development is a High-Risk Activity and Can Result
                              in Substantial Losses

      Business development is by nature a high-risk activity that can result in substantial losses. The companies in which Enercorp invests and will invest, especially in the early stages of an investment, often lack effective management, face operating problems and incur substantial losses. Although Enercorp diversifies its investments, its operations have been and continue to be subject to all the risks inherent in investing and establishing new business enterprises, including the limited operating histories of its investee companies, and the risk it will be unable to obtain any return on its investments. Potential investees include established businesses which may be experiencing severe financial or operating difficulties or may, in the opinion of management, be managed ineffectively and have the potential for substantial growth or for reorganization into separate independent companies.

         Enercorp's Investments are Heavily Concentrated in One Company


      Over 90% of Enercorp's assets consist of the securities of Williams Controls, Inc. If the market value of Williams Controls, Inc. goes down, Enercorp's business and operations could be severely affected and, additionally, Enercorp could experience:

      o lower cash flows
      o less liquidity
      o trouble meeting debt requirements

      The primary product lines of Williams Controls, Inc. include sensors, electronic throttle control systems, exhaust brakes, pneumatic and hydraulic controls, and plastic injection molded products including automotive taillight systems. These products are used in automobiles, trucks, utility and off-highway equipment, transit buses and underground mining machines. Williams Controls also has a number of wholly owned subsidiaries. The primary lines of business of these subsidiaries include: manufacture of plastic components for the automotive industry; research, development and manufacture of adjustable foot pedal systems; development and production of sensors, microcircuits, cable assemblies and other electronic products for the telecommunications and the transportation industries; and development of commuter train tracking systems using the global positioning system (GPS) satellites and geographic information systems (GIS).

       Preliminary Prospectus, Subject to Completion dated May 9, 2000


       A Downturn in the General Economy Could Affect Enercorp's Business

      Fluctuating interest rates, uncertainty and volatility in the capital markets, periods of economic slowdown, recession or inflation, are among the factors that may adversely affect Enercorp's business. Events or periods such as these may be accompanied by increased delinquencies, defaults or losses on obligations owed to Enercorp.

   Enercorp is Subject to Government Regulation and Potentially New Regulation

      Many aspects of Enercorp's business, are subject to regulation, examination and licensing under various federal, state and local statutes and regulations that impose requirements and restrictions affecting Enercorp's business. Enercorp believes it is currently in compliance in all material respects with applicable laws and regulations; however, Enercorp might not be able to maintain compliance. Failure to comply with, or changes in, these laws or regulations, or the enforcement of more stringent regulatory requirements than those now in effect, could have an adverse effect on Enercorp by limiting the types of investments Enercorp can make or the amount Enercorp can invest.

  Regulations       Could  Affect Where  Enercorp's  Shares are Traded and Could
                    Affect the Trading and Price of Enercorp Stock.

      Enercorp's shares were listed on the Nasdaq SmallCap Market from 1996 to 1998. Prior to that time, Enercorp's shares were listed on the Over-the-Counter Bulletin Board. Since 1998 Enercorp's shares have been listed on the Over-the-Counter Bulletin Board. Changing regulations and requirements may affect where Enercorp's shares are listed.

           Enercorp's Investee Companies Face Significant Competition

     All of the businesses in which Enercorp has investments are highly competitive. Most of the principal competitors to Enercorp's investee companies are substantially larger and better capitalized than the investee companies. Because of superior resources, these competitors may be better able than the investee companies to obtain new customers, to pursue new business opportunities or to survive periods of industry consolidation. Access to and the cost of capital are critical to the ability of the investee companies to compete. Many of their competitors have superior access to capital sources and can arrange or obtain lower cost of capital, resulting in a competitive disadvantage to the investee companies with respect to such competitors. If the investee companies can not remain competitive, it would have a material adverse affect on Enercorp and, additionally, Enercorp could experience:

      o defaults from investee companies on loans from or loans guaranteed by Enercorp o substantial losses associated with a decline in the stock value of investee companies

       Preliminary Prospectus, Subject to Completion dated May 9, 2000



         Enercorp Could be Held Liable for Violations of Securities Laws
                     and Other Similar Laws and Regulations

     Industry participants in Enercorp's lines of business from time to time are named as defendants in litigation involving alleged violations of federal and state securities laws or other similar laws and regulations, in particular, the Investment Company Act of 1940. A judgment against Enercorp in connection with any such litigation could have a material adverse effect on Enercorp's financial condition, results of operations and business prospects.





  Enercorp's Investee Companies Could be Held Liable for Violations of Consumer Protection, Warranty, Environmental, Health and Safety and Other Similar Laws
                                 and Regulations

      From time to time Enercorp's investee companies are named as defendants in litigation involving alleged violations of consumer protection, warranty, environmental, health and safety and other similar federal and state laws and regulations. A judgment against Enercorp's investee companies in connection with any such litigation could negatively affect the investees' stock value. This could have a material adverse effect on Enercorp's financial condition, results of operations and business prospects.

        Enercorp's Success is Heavily Dependent on Its Current Management

     Enercorp is dependent upon the services of Robert R. Hebard. Mr. Hebard is Chairman of the Board, Chief Executive Officer, President, Treasurer and a Director of Enercorp. If Mr. Hebard's services were to become unavailable to Enercorp for any reason, Enercorp's success could be materially and adversely affected. Enercorp does not carry key-man life insurance.


                       Where You Can Find More Information

      Federal securities law requires Enercorp to file information with the Securities and Exchange Commission concerning its business and operations. Accordingly, Enercorp files annual, quarterly, and special reports, proxy statements and other information with the Commission. You can inspect and copy this information at the Public Reference Facility maintained by the Commission at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can also do so at the following regional offices of the Commission:

      o New York Regional Office, 7 World Trade Center, Suite 1300, New York , New York 10048

      o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

       Preliminary Prospectus, Subject to Completion dated May 9, 2000

      You can receive additional information about the operation of the Commission's Public Reference Facilities by calling the Commission at 1-(800) SEC-0330. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like Enercorp, file information electronically with the Commission.

      The Commission allows Enercorp to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to the other information we have filed with the Commission. The information that we incorporate by reference is considered to be part of this prospectus, and related information that we file with the Commission will automatically update and supersede information we have included in this prospectus. We also incorporate by reference any future filings we make with the Commission under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling securityholders sell all of their shares or until the registration rights of the selling securityholders expire. This prospectus is part of a Registration Statement that we filed with the Commission (Registration No. 333-89627).

                Filing                                  Period
Annual Report on Form 10-K              Year ended June 30, 1999 and June 30,
                                      1998

Quarterly Reports on Form 10-Q          Quarters Ended: December 31, 1999,
                                        September 30, 1999, March 31, 1999,
                                        and December 31, 1998
Current reports on Form 8-K             Dated: August 27, 1999, September 25,
                                        1998, August 14, 1998, and February
                                        2, 1998
Proxy Statement on Schedule 14A         Proxy Statement dated December 23,
                                        1998, as supplemented February 15,
                                        1999

      You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at the following address:

                                 Enercorp, Inc.

                        7001 Orchard Lake Road, Suite 424

                         West Bloomfield, Michigan 48322

                            Telephone: (248) 851-5651

                            Facsimile: (248) 851-9080

      You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or amendment to this prospectus. We have not authorized anyone else to provide you with different information or additional information. Selling securityholders will not make an offer of Enercorp's Common Stock in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

       Preliminary Prospectus, Subject to Completion dated May 9, 2000



Forward-Looking Statements

      Certain statements contained in this prospectus and in the documents incorporated by reference herein, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended. These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as "believes," "anticipates," "expects," "estimates," "may," "will" or similar terms. Forward-looking statements also include projections of financial performance, statements regarding management's plans and objectives and statements concerning any assumption relating to the foregoing. Certain important factors regarding Enercorp's business, operations and competitive environment which may cause actual results to vary materially from these forward-looking statements are discussed above under the caption "Risk Factors."

                        Information About Enercorp, Inc.

Enercorp and its Operations

      Enercorp, is a closed-end, non-diversified investment company under the Investment Company Act of 1940. Enercorp was incorporated under the laws of the State of Colorado on June 30, 1978. Enercorp elected to become a Business Development Company under the Investment Company Act on June 30, 1982. A Business Development Company is a type of investment company that generally must maintain 70% of its assets in new, financially troubled or otherwise qualified companies and offer significant managerial assistance to those companies.
Enercorp has four investee companies to which it currently provides management assistance, Williams Controls, Inc., Ajay Sports, Inc., CompuSonics Video Corporation, and ProGolf International, Inc. Business development companies are not subject to the full extent of regulation under the Investment Company Act. (See "Regulation - Business Development Companies" below). Enercorp is primarily engaged in the business of investing in and providing managerial assistance to developing companies which, in its opinion, would have a significant potential for growth. Enercorp's investment objective is to achieve long-term capital appreciation, rather than current income, on its investments. Currently, Enercorp's investment activity is limited by its working capital. There is no assurance that Enercorp's objective will be achieved. Enercorp's investment decisions are made by its management in accordance with policies approved by its Board of Directors. Enercorp is not a registered investment advisor nor does it operate pursuant to a written investment advisory agreement that must be approved periodically by stockholders. Enercorp relies solely upon its management, particularly its officers, on a day-to-day basis, and also on the experience of its directors in making investment decisions.

       Preliminary Prospectus, Subject to Completion dated May 9, 2000


      In accordance with the objective of long term capital appreciation, Enercorp consults with its investees with respect to obtaining capital and offers managerial assistance to selected businesses that, in the opinion of Enercorp's management, have a significant potential for growth.

      In addition to acquiring investment positions in new and developing companies, Enercorp also plans occasionally to invest in more mature privately and publicly-held companies, some of which may be experiencing financial difficulties, which Enercorp believes could be further developed or revitalized.

      Enercorp plans to take advantage of other opportunities to maintain and create independent companies with a significant potential for growth. Enercorp's priorities for the future will be to (1) maximize the value and liquidity of its present investees, (2) increase its cash flow and intermediate term value through the acquisition of securities or assets of more established companies, and (3) make new higher risk investments in new and developing companies.

      Enercorp has no fixed policy as to the business or industry group in which it may invest or as to the amount or type of securities or assets that it may acquire. To date, Enercorp has made investments primarily in new and developing companies whose securities had no established public market. Most of these companies were unable to obtain significant capital on reasonable terms from conventional sources. Enercorp endeavors to assist its investee companies and management teams in devising realistic business strategies and obtaining necessary financing.

      Enercorp does not currently intend to pay cash dividends, and Enercorp has not made any distributions of its investment portfolio securities to date. While it has considered doing so in the past, it does not currently intend to do so due to the fact that substantially all of its investee securities are pledged as collateral for Enercorp's loan at its bank. In the future, if Enercorp's management and board believe it is in the best interests of Enercorp and its shareholders, Enercorp may make distributions of its investment portfolio provided Enercorp's bank agrees to release some of Enercorp's investee securities that the bank is holding as loan collateral.

      Enercorp believes that the key to achieving its objectives is finding and supporting business executives who have the ability, entrepreneurial motivation and experience required to build independent companies with a significant potential for growth. In Enercorp's view, it is more difficult to locate and attract capable executives than to identify, select and finance promising investment opportunities. Enercorp believes that its ability to attract capable executives is enhanced by its policy for maintaining the independence of its investee companies, supporting them when appropriate in contracts, arranging or supplying necessary financing and assisting the investee's management in obtaining a meaningful equity participation in the investee.

       Preliminary Prospectus, Subject to Completion dated May 9, 2000


Investment Policies

      Enercorp has elected to be regulated as a Business Development Company and is subject to the provisions of Sections 55 through 65 of the Investment Company Act and also is subject to those provisions of the Investment Company Act made applicable to business development companies by Section 59 of the Investment Company Act. In accordance with those provisions of the Investment Company Act, Enercorp's investment policies are defined and subject to certain limitations. See "Regulation-Business Development Companies." Furthermore, under Section 58 of the Investment Company Act, Enercorp may not withdraw its election to be so regulated without the consent of a majority of its outstanding voting securities.

      Enercorp has no fixed policy as to business or industry group in which it may invest or as to the amount or type of securities or assets that it may acquire. Enercorp has in the past and may continue to invest in assets that are not qualifying assets under Section 55 of the Investment Company Act; however, no such additional assets have been identified as of June 30, 1999, and Enercorp does not intend to fall below the 70% requirement as set forth in Section 55.

      Enercorp endeavors to achieve its objectives in accordance with the following general policies:

      (1) Enercorp acquires securities through negotiated private placement transactions directly from the investee company, its affiliates, or third parties, or through open market transactions.

      (2) Enercorp attempts to acquire, if possible and consistent with Enercorp's capital resources, a large or controlling interest in its investees through purchases of equity securities, including warrants, options, and other rights to acquire such securities combined, if appropriate, with debt securities, including demand notes, term loans and guarantees or debt instruments or preferred stock convertible into, or with warrants to purchase, equity securities.

      (3) Enercorp may make additional or "follow-on" investments in its investees when appropriate to sustain the investees or to enhance or protect Enercorp's existing investment.

      (4) Enercorp determines the length of time it will retain its investment by evaluating the facts and circumstances of each investee and its relationship with such investee. Enercorp generally retains its investments for a relatively long period, sometimes many years, with the result that its rate of portfolio turnover is low. Investments are retained until, in the opinion of Enercorp, the investee company has a demonstrated record of successful operations and there is a meaningful public market for its securities which reflects the investment value Enercorp sought (or such a market can be readily established) or until Enercorp decides that its investment is not likely to result in future long-term capital appreciation.

       Preliminary Prospectus, Subject to Completion dated May 9, 2000


Enercorp will attempt to reduce the level of its investment risks through one or more of the following:

      o     carefully investigating potential investees

      o financing only what it believes to be practical businesses opportunities, as contrasted with research projects

      o     selecting effective, entrepreneurial management for its investees

      o     providing active managerial assistance and support to investees

      o obtaining, alone or with others, actual or working control of its investees

      o     supporting  the  investees  in  obtaining  necessary  financing  and
            arranging   major   contracts,   joint   ventures   or  mergers  and
            acquisitions where feasible

      o maintaining sufficient capital resources to make follow-on investments where necessary, appropriate and feasible


Address and Telephone Number

     Enercorp's executive offices are located at 7001 Orchard Lake Road, Suite 424, West Bloomfield, Michigan 48322, and its telephone number is (248) 851-5651.

                               Recent Developments

     In August 1999, Ronald N. Silberstein of the accounting firm Hirsch Silberstein & Subelsky, P.C. was appointed the Chief Financial Officer of Ajay Sports, Inc. and Pro Golf International, Inc. Hirsch Silberstein & Subelsky, P.C. was Enercorp's accounting firm. Hirsch Silberstein & Subelsky, P.C. determined that Mr. Silberstein's position as Chief Financial Officer of two of Enercorp's investee companies presented a potential conflict of interest if the firm remained as Enercorp's accounting firm. Therefore, on August 27, 1999, Hirsch Silberstein & Subelsky, P.C. resigned as Enercorp's accounting firm. The resignation of Enercorp's accountants was due solely to this potential conflict of interest and not as a result of any disagreements regarding Enercorp's audit or Enercorp's operations. Enercorp has hired the accounting firm of J L Stephan Co, P.C. to replace Hirsch Silberstein & Subelsky, P.C.


     On January 5, 2000 Enercorp sold 200,000 shares of the common stock of its principal investee company, Williams Controls, for $2.09 per share. Enercorp used the proceeds from this sale of stock to repay part of its existing bank debt. During February through April 2000, Enercorp sold 17,833 of its 33,333 shares of Immune Response, Inc. in a series of open market transactions resulting in gross proceeds of approximately $58,000. Enercorp will use these proceeds for general working capital purposes. Enercorp may sell additional investee securities to meet its future working capital needs or to make new or follow-on investments.

       Preliminary Prospectus, Subject to Completion dated May 9, 2000


                                 Use of Proceeds

      Enercorp will not receive any proceeds from the sale of securities by the selling shareholders.

                           Description of the Offering

      The selling securityholders are offering an aggregate of 105,000 shares of Enercorp's common stock.

                             Selling Securityholders

      The following tables list the total number of shares of common stock of Enercorp owned by each of the selling securityholders and registered hereunder. All of the selling securityholders are the beneficial owner of one percent or more of the outstanding shares of common stock (including the shares of common stock offered by this prospectus).

      Because the selling securityholders may offer all or part of the shares of common stock currently owned, which they own pursuant to the offering contemplated by this prospectus, and because their offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of stock that will be held upon termination of this offering. The shares of common stock currently owned and offered by this prospectus may be offered from time to time by the selling securityholders named below.

       ---------------------------------------------------------------------
             Table I - Shares Offered by the Selling Securityholders

       ---------------------------------------------------------------------
                           Number of    Number of    Number of
            Selling         Shares        Shares     Shares to  Percentage
        Securityholder   Beneficially   Offered by    be Held    of Shares
                             Owned         this        After    to be Held
                                        Prospectus   Offering      After

                                    Offering

       ---------------------------------------------------------------------
       Vasant Chheda             0       50,000           0          0%
       ---------------------------------------------------------------------
       Dana Burmann              0       15,000           0          0%
       ---------------------------------------------------------------------
       Charles Maginnis     35,000       25,000      35,000          5%
       ---------------------------------------------------------------------
       Inga Ellzey               0       15,000           0          0%
       ---------------------------------------------------------------------
       TOTALS               35,000      105,000      35,000          5%
       ---------------------------------------------------------------------
                                       12

       Preliminary Prospectus, Subject to Completion dated May 9, 2000


                              Plan of Distribution

      Enercorp is registering the shares of common stock on behalf of the selling securityholders. As used in this prospectus, "selling securityholders" includes donees and pledgees selling shares received from a named selling securityholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares of common stock offered will be borne by Enercorp. Brokerage commission and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling securityholders. Sales of shares of common stock may be effected by selling securityholders from time to time in one or more types of transactions (which may include block transactions), in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares of common stock, through short sales of shares of common stock, or a combination of these methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Any of these transactions may or may not involve brokers or dealers. The selling securityholders have advised Enercorp that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the selling securityholders.

      The selling securityholders may effect transactions by selling shares of common stock directly to purchasers, or to or through broker-dealers, which may act as agents or principals. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders and/or the purchasers of shares of common stock for whom those broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      The selling securityholders and any broker-dealers that act in connection with the sale of shares of common stock might be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by those broker-dealers and any profit on the resale of the shares of common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Enercorp has agreed to indemnify each selling securityholder against certain liabilities, including liabilities arising under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

       Preliminary Prospectus, Subject to Completion dated May 9, 2000


      Because selling securityholders may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. Enercorp has informed the selling securityholders that the anti-manipulative provisions of Regulation M issued under the Exchange Act may apply to their sales in the market.

      Selling securityholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

      Upon Enercorp being notified by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under Rule 424(b) to the Securities Act, disclosing (a) the name of each such selling securityholder and of the participating broker-dealer(s), (b) the number of shares of common stock involved, (c) the price at which those shares of common stock were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus and (f) other facts material to the transaction. In addition, upon Enercorp being notified by the selling securityholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed.

      Enercorp is unable to predict the effect which sales of the shares of common stock offered by this prospectus might have upon Enercorp's ability to raise further capital.

      In order to comply with certain states' securities laws, if applicable, the shares of common stock will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares of common stock may not be sold unless they have been registered or qualified for sale in those states or an exemption from registration or qualification is available and complied with.

       Preliminary Prospectus, Subject to Completion dated May 9, 2000


                            Description of Securities

Common Stock

      Enercorp has 10,000,000 shares of common stock authorized with no par value. Each share of common stock is entitled to share pro rata in dividends and distributions, if any, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of common stock has any preemptive rights to subscribe for any securities of Enercorp. Upon liquidation, dissolution or winding up of Enercorp, each share of the common stock is entitled to share ratably in the amount available for distribution to holders of common stock. All shares of common stock outstanding are fully paid and non-assessable and the common stock offered hereby will, upon payment therefor as contemplated hereby, be fully paid and non-assessable.

      Each stockholder is entitled to one vote for each share of common stock held. There is no right to cumulative votes for the election of directors. This means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so; and, in such event, the holders of the remaining less than 50% of the shares voting for the election of directors will not be able to elect any person or persons to the Enercorp's Board of Directors.


     Enercorp has not paid any cash dividends on its common stock and intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy and possible distribution of investee securities owned by Enercorp is subject to the discretion of Enercorp's Board of Directors and will depend upon a number of factors, including future earnings, capital requirements, availability of collateral not held by Enercorp's bank, the financial condition of Enercorp, and compliance with the applicable provisions of the Investment Company Act.

Preferred Stock

      Enercorp's authorized preferred stock consists of 1,000,000 shares with no par value of which no shares of preferred stock have been issued. Enercorp's Board of Directors may, without further action by the Enercorp's shareholders, from time to time, direct the issuance of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on the common stock. Also, the holders of preferred stock would normally be entitled to receive a preference payment in the event of any liquidation or other dissolution or winding-up of the Enercorp before any payment is made to the holders of the common stock. In addition, if the Board of Directors authorizes the issuance of preferred stock with conversion rights, the number of shares of common stock outstanding would potentially be increased.

       Preliminary Prospectus, Subject to Completion dated May 9, 2000


Transfer Agent

      The transfer agent for the common stock is American Securities Transfer & Trust, Inc., 12039 West Alameda Parkway, Lakewood, Colorado 80228.


     Indemnification Provided in Connection with the Offering by the Selling
                                 Securityholders

      With respect to a registration statement relating to the shares of common stock, the selling securityholders have agreed to indemnify, to the extent permitted by law, Enercorp, its directors, certain of its officers and each person who controls Enercorp (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in a registration statement or prospectus, or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information or affidavits relating to the selling securityholders furnished by the selling securityholders to Enercorp for use therein.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Enercorp pursuant to the foregoing provisions Enercorp has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  Legal Matters

     The legality of the shares of common stock being offered will be passed on for Enercorp by Friedlob Sanderson Paulson & Tourtillott, LLC, Denver, Colorado.

                                     Experts

      The consolidated balance sheets of Enercorp, Inc. as of June 30, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended June 30, 1999, which appear in Enercorp's Form 10-K for the fiscal year ended June 30, 1999 have been incorporated by reference herein in reliance upon the report dated September 14, 1999 of J L Stephen Co, P.C., Traverse City, Michigan, independent certified public accountants, and upon the authority of said form as experts in accounting and auditing, and the report dated September 22, 1998 of Hirsch Silberstein & Subelsky, P.C., Farmington Hills, Michigan, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

       Preliminary Prospectus, Subject to Completion dated May 9, 2000








                                 ENERCORP, INC.




                         105,000 SHARES OF COMMON STOCK


                                   May 9, 2000










                      ------------------------------------

                                   PROSPECTUS

                      ------------------------------------






-------------------------------------------------------------------------------
No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by Enercorp. This prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of Enercorp or that the information contained herein is correct as of any time subsequent to the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

--------------------------------------------------------------------------------

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Enercorp in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.

Registration and filing fee               $     82
Printing and engraving                         500
Accounting fees and expenses                 1,500
Legal fees and expenses                      7,500
Blue sky fees and expenses                     500
Transfer and Warrant Agent                     500
Other                                          378
                                          ----------
  Total                                   $ 11,000
                                          ==========



ITEM 15 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

     INDEMNIFICATION PROVIDED UNDER THE COMPANY'S ARTICLES OF INCORPORATION

      The Colorado Business Corporation Act (the "CBCA") authorizes the indemnification of and advancement of expenses to directors, officers, employees, fiduciaries and agents of a Colorado corporation against liabilities which they may incur in such capacities. Article II of the Enercorp's Amended and Restated Articles of Incorporation provides that Enercorp shall indemnify and may advance expenses to its directors to the maximum extent permitted by the CBCA and shall indemnify its officers, employees or agents who are not directors to the maximum extent permitted by the CBCA or to a greater extent as may be consistent with law and provided for by resolution of Enercorp's shareholders or directors, or in a contract. A summary of the circumstances in which such indemnification is allowable under the CBCA is provided below, but that description is qualified in its entirety by reference to the relevant section of the CBCA.

      In general, the CBCA provides that any director may be indemnified against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expense) incurred in a proceeding and have expenses advanced for such a proceeding (including any civil, criminal or investigative proceeding whether threatened, pending or completed) to which the director was made a party because he is or was a director, except that, if the proceeding is brought by or in the right of the company, indemnification is permitted only with respect to reasonable expenses incurred in connection with the proceeding. The CBCA prohibits indemnification of a director in connection with a proceeding brought by or in the right of the company in which a director is adjudged liable to the company, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

      Indemnity may be provided only if the director's actions resulting in the liability: (i) were taken in good faith; (ii) were reasonably believed to have been in the company's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the company's best interest with respect to actions other than those taken in the director's official capacity; and (iv) with respect to any criminal action, the director had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be awarded only after the applicable standard of conduct has been met by the director to be indemnified as determined by (i) a majority vote of directors not party to the proceeding comprising a quorum of the Board of Directors or, if a quorum cannot be obtained, by committee thereof consisting of two or more directors not party to the proceeding; (ii) by independent legal counsel selected by the Board of Directors; or (iii) by the shareholders.

      The CBCA further provides that unless limited by the company's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. Enercorp's Amended and Restated Articles of Incorporation do not limit the foregoing provisions.

      Enercorp may indemnify or advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. The provision of indemnification to persons other than directors is subject to such limitations as may be imposed on general public policy grounds.

      Upon petition by a director or officer, a court may order Enercorp to indemnify such director or officer against liabilities arising in connection with any proceeding. A court may order Enercorp to provide such indemnification, whether or not he was entitled to indemnification by the Company. To order indemnification, the court must determine that the director or officer is fairly and reasonably entitled to indemnification in light of the circumstances. With respect to liability incurred by a director or officer, or in any proceeding where liability results on the basis that a personal benefit was received improperly, a court may only require that the director or officer be indemnified as to reasonable expenses incurred.

      The CBCA specifies that any provisions for indemnification of or advances for expenses to directors which may be contained in a company's articles of incorporation, bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the CBCA and any limitations upon indemnification set forth in the articles of incorporation.

      The CBCA also grants the power to the Company to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of their status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies have been obtained by the Company.

      Article II of Enercorp's Amended and Restated Articles of Incorporation provides for the elimination of personal liability for monetary damages for the breach of fiduciary duty as a director except for liability (i) resulting from a breach of the director's duty of loyalty to the Company or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for approving payment of a dividend, a stock repurchase, a distribution of assets to shareholders during liquidation or the making or guaranteeing of a loan to a director, to the extent that any such actions are illegal under the CBCA; or (iv) for any transaction from which a director derives an improper personal benefit. This Article further provides that the personal liability of the Company's directors shall be eliminated or limited to the fullest extent permitted by the CBCA.

ITEM 16     EXHIBITS

      The following is a complete list of exhibits filed as part of this Registration Statement:


EXHIBIT

NUMBER      DESCRIPTION
------------------------------------------------------------------------------
4.1 Article II of the Amended and Restated Articles of Incorporation of Enercorp, Inc.***

4.2   Articles VI and VII of the By-Laws of Enercorp, Inc.****

5.1   Opinion of Friedlob Sanderson Paulson & Tourtillott, LLC.**

23.1  Consent of Friedlob Sanderson Paulson & Tourtillott, LLC. **

23.2  Consent of J L Stephan Co, P.C. **

23.3  Consent of Hirsch Silberstein & Subelsky, P.C. *

24.   Power of Attorney - See Signature Page of Registration Statement ***


----------------------------

* Filed herewith.

** Previously Filed

*** Incorporated by reference to Enercorp's Form 10-K for the fiscal year ended June 30, 1996, Commission File # 0-9083, filed September 27, 1996.

**** Incorporated by reference to Enercorp's Form 10-K for the fiscal year ended June 30, 1981.




ITEM 17 - UNDERTAKINGS

The undersigned Enercorp hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Enercorp's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

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

      5. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, the Enercorp certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bloomfield, State of Michigan, on May 9, 2000.



                  ENERCORP, INC.



                  By /s/ Robert R. Hebard

                     --------------------------------------------------------
                     Robert R. Hebard, Chairman of the Board, Chief Executive Officer, President, Treasurer and Director


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                             TITLE                        DATE


/s/ Robert R. Hebard

--------------------             Chairman of the Board,         May 9, 2000
Robert R. Hebard                 Chief Executive Officer,
                                 President, Treasurer and
                                 Director

/s/ Carl W. Forsythe *
----------------------           Director                       May 9, 2000
Carl W. Forsythe

/s/ H. Samuel Greenawalt *
--------------------------       Director                       May 9, 2000
H. Samuel Greenawalt


* Signed by Robert R. Hebard, attorney in fact


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